UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUMMINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 CUMMINS INC. You invested in CUMMINS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 9, 2023. Vote Virtually at the Meeting* May 9, 2023 11:00 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/CMI2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V00232-P83655 Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2023 Annual Meeting For holders as of: March 7, 2023 Date: May 9, 2023 Time: 11:00 a.m. EDT

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends V00233-P83655 1 Year Election of Directors Nominees: 4) Robert J. Bernhard 1) N. Thomas Linebarger 5) Bruno V. Di Leo Allen 3) Gary L. Belske 6) Stephen B. Dobbs 7) Carla A. Harris 8) Thomas J. Lynch 9) William I. Miller 10) Georgia R. Nelson 11) Kimberly A. Nelson 12) Karen H. Quintos 13) Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. 14) Advisory vote on the frequency of future advisory votes on executive compensation. 15) Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2023. 16) Approval of the Cummins Inc. Employee Stock Purchase Plan, as amended. 17) The shareholder proposal regarding an independent chairman of the board. For For For For For For For For For For For For For For For 2) Jennifer W. Rumsey Against 18) The shareholder proposal regarding linking executive compensation to achieving 1.5°C emissions reductions. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Against